Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-191856 and 333-191834) and Form S-8 (No. 333-216530, 333-209906, 333-202541, 333-179799, 333-187004, and 333-194290) of Guidewire Software, Inc. of our report dated October 5, 2017, relating to the consolidated financial statements of Cyence, Inc. as of January 31, 2017 and for the year then ended, which appears in this Form 8K/A.

/s/ BDO USA, LLP
San Jose, California
January 8, 2018